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                        [JENKENS & GILCHRIST LETTERHEAD]


VIA FACSIMILE (281) 359-3443
                                                                  EXHIBIT 8.1
The Concours Group, Inc.
3 Kingwood Place
800 Rockmead Drive, Suite 151
Kingwood, TX  77339

Ladies and Gentlemen:

         We have acted as tax counsel to The Concours Group, Inc., a Delaware corporation (the "Company") in connection with the initial public offering of the Company's common stock, as described in the Form S-1 registration statement filed with the Securities and Exchange Commission (the "Offering") on March 17, 2000 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         Set forth below are our opinions and the assumptions and documents upon which we have relied in rendering our opinions.

         A.       Documents Reviewed

         In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

                  1.       the Registration Statement;

                  2. the Certificate of Incorporation of the Company and the Bylaws of the Company, including all amendments thereto; and

                  3. such other documents as we have deemed necessary or appropriate for purposes of this opinion.



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March 17, 2000
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         B.       Assumptions

         In connection with the opinions rendered below, we have assumed:

                  1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and/or deliver such documents; and

                  2. that the Offering and the other transactions specified in the Registration Statement will be consummated as contemplated in the Registration Statement and without waiver of any material provision thereof.

         C.       Opinions

         Based solely upon the documents and assumptions set forth above, it is our opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Material United States Federal Tax Considerations for Foreign Holders" as they relate to the Offering are correct in all material respects and that the discussion thereunder fairly states the United States federal tax consequences of the Offering that are likely to be material to the foreign shareholders of the Company who purchase shares in the Offering.

         D.       Limitations

                  1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

                  2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances. We have made no independent investigation of the facts contained in the documents, assumptions set forth above, and the factual representations set forth in the Registration Statement. No facts have come to our



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March 17, 2000
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attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether or not made by the Company) could adversely affect the opinions stated herein.

                  3. We are expressing opinions only as to those matters expressly set forth in Section C above. No opinion should be inferred as to any other matters, including any other transactions described in the Registration Statement. This opinion does not address the various state, local or foreign tax consequences that may result from the Offering. In addition, no opinion is expressed as to any federal income tax consequence of the Offering, except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

                  4. This opinion letter is issued for the benefit of the Company and its foreign shareholders who purchase shares in the Offering and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the caption "Material United States Federal Tax Considerations for Foreign Holders". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       JENKENS & GILCHRIST,
                                       a Professional Corporation


                                       By:
                                          ------------------------------------
                                          Andrius R. Kontrimas,
ARK:lmr                                   Authorized Signatory
cc:      Mr. Michael L. Cook
         Mr. Bryan W. Lee
         Ms. Lisa M. Rossmiller